UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 26, 2007
REGIONS FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50831 (Commission File Number)	63-0589368 (IRS Employer Identification No.)
1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address of Principal Executive Offices)
(205) 944-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 Other Events.
     On June 26, 2007, Regions Financial Corporation (the “Company”) issued and sold $250 million of Floating Rate Senior Notes due 2009 (the “2009 Notes”) and $350 million of Floating Rate Senior Notes due 2012 (the “2012 Notes”, together with the 2009 Notes, the “Notes”) in a public offering. The Notes were sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) among the Company and the underwriters listed on Schedule A thereto, dated June 19, 2007. The Notes were registered under the Securities Act of 1933 pursuant to a shelf registration statement on Form S-3 (File No. 333-142839). The Company received $598,725,000 in proceeds, before expenses, from the sale of the Notes. The Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.
     The terms of the Notes are governed by a senior debt securities indenture, dated as of August 8, 2005, as amended and supplemented under a second supplemental indenture, dated June 26, 2007, between the Company and Deutsche Bank Trust Company Americas, as trustee. The second supplemental indenture, which includes the form of the 2009 Notes and form of the 2012 Notes, is attached hereto as Exhibit 4.1 and incorporated herein by reference.
     Concurrently with the offering described above, Regions Bank, a wholly owned subsidiary of the Company, issued and sold $500,000,000 of its subordinated bank notes due 2037.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
1.1	Underwriting Agreement for the Floating Rate Senior Notes due 2009 and the Floating Rate Senior Notes due 2012, dated June 19, 2007, between Regions Financial Corporation and the underwriters listed in Schedule A thereto.

4.1	Second Supplemental Indenture dated June 26, 2007, between Regions Financial Corporation and Deutsche Bank Trust Company Americas, as trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION
Date: June 26, 2007	By:	/s/ John D. Buchanan
	Name:	John D. Buchanan
	Title:	Executive Vice President, General Counsel and Corporate Secretary